Exhibit 99.1

Robert R. Gonnelli President and Chief Executive Officer Valeritas, LLC (201) 825-8882 bgonnelli@valeritas.com	Judy Brennan/Laurence E. White Investor Relations Counsel Citigate Sard Verbinnen (312) 895-4700 jbrennan@sardverb.com/ lwhite@sardverb.com

FOR IMMEDIATE RELEASE

VALERITAS NAMES INDUSTRY EXPERTS TO ESTABLISH  SCIENTIFIC
ADVISORY BOARD; WILL ASSIST IN COMMERCIALIZATION OF h-Patch™
INSULIN DELIVERY SYSTEM AND OTHER METABOLIC PRODUCTS

Ramsey, NJ, October 30, 2006 — Valeritas, LLC — a wholly-owned subsidiary of life sciences innovator BioValve Technologies, Inc. with a focus on developing and commercializing medical technologies for the treatment of diabetes and other acute and chronic diseases — announced today that it has appointed six initial members to serve on the company’s Scientific Advisory Board, where they will help guide the development of the company’s clinical research programs and medical educational efforts.

The initial board members include: Richard M. Bergenstal, MD, Executive Director of the International Diabetes Center; Bruce Bode, MD, Atlanta Diabetes Associates; Stephen N. Davis, MD, FRCP, Chief, Division of Diabetes, Endocrinology & Metabolism at Vanderbilt University; Steven Edelman, Professor U.C. San Diego, Founder & Director of Taking Control of Your Diabetes; Satish K. Garg, MD, Professor of Medicine and Pediatrics University of Colorado Health Sciences Center, and Jay S. Skyler, MD, MACP, Professor & Associate Director, Diabetes Research Institute, University of Miami Miller School of Medicine.

“We are pleased that these distinguished experts have agreed to form our advisory board.  Each of them brings a distinct expertise that will help us achieve our corporate mission — to enhance the quality of life of patients with diabetes and those suffering from other chronic diseases,” said Robert R. Gonnelli, President and Chief Executive Officer of Valeritas, and the company’s founder.  “We are certain to benefit from their collective knowledge in the development of Valeritas products. Our ability to attract such talent is emblematic of the potential for this company and our products, including h-Patch, scheduled for commercial launch in late 2007.”

“Valeritas has a number of truly innovative products in development for those suffering from Type 2 diabetes and other chronic diseases,” said Dr. Jay Sklyer. “I am excited to be collaborating with a team of such accomplished professionals as the company prepares to take an important step forward in the treatment of the diabetic community.”

 “I look forward to playing a role in advancing Valeritas’ research and development efforts, and I am particularly excited about the opportunities of the h-Patch,” said Dr. Stephen Davis. “By the time most of the 20 million Type 2 patients in the United States are diagnosed, they will have 50% or greater loss in beta cell function and will need exogenous insulin.  The h-Patch’s easy-to-use method of delivering both basal and prandial insulin therapy will directly address this critical need.”

Commenting further on the benefits of h-Patch, Dr. Steven Edelman said, “I believe that Valeritas’ h-Patch will revolutionize the treatment of Type 2 diabetes. It is a minimally invasive, discrete and easy-to-use drug delivery system with simple basal and meal time dosing that will encourage greater patient compliance and ultimately more effective treatment.

Agreeing with Dr. Edelman, Dr. Satish Garg commented, “Advancing to multiple daily insulin injections has been one of the greatest challenges for the more than 3.5 million Type 2 diabetes patients who are already on some form of insulin. The h-Patch promises to eliminate this challenge with its innovative delivery solution. In essence, it will allow healthcare providers to offer more physiologic intensive therapy to a much larger Type 2 patient population.”

About BioValve and Valeritas, LLC

Founded in 1998, BioValve Technologies, Inc. is an innovator in life sciences focused on the development and commercialization of selected pharmaceutical assets and several proprietary medical technologies.  Valeritas, LLC, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets to Valeritas, and Valeritas’ assumption of liabilities related to those assets. Valeritas’ medical technology portfolio includes h-Patch™, and e-Patch ™ Controlled Release Disposable Micro Pump System, Mini-Ject ™ Pre-Filled Needle Free Delivery System and the Micro-Trans ™ Microneedle Transdermal Delivery Patch. These technologies, when combined with certain compounds, are designed to provide unique products that allow precise dosing in previously difficult to treat conditions. Valeritas’ medical technologies portfolio is headlined by h-Patch™, a single-use, daily disposable basal-bolus delivery system providing intensive insulin management for patients who would benefit from more rigorous therapy throughout the day.  Headquartered in Ramsey, NJ, Valeritas operates its R&D and clinical manufacturing from BioValve’s facilities in Westborough, MA. Valeritas is currently in negotiations to lease space in Shrewsbury, MA to develop a state-of-the-art manufacturing and R&D facility.

BioValve and Valeritas have entered into a definitive agreement with Paramount Acquisition Corp. whereby Paramount will acquire a majority interest in Valeritas. Upon completion of the transaction following Paramount stockholder approval and the satisfaction of customary closing conditions, Paramount will own approximately 58% of Valeritas, LLC. At closing, Paramount will change its name to Valeritas, Inc. and seek to be listed on Nasdaq.

About Paramount Acquisition Corp.

Paramount Acquisition Corp. (OTCBB:  PMQC, PMQCU, PMQCW) is a Special Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC that focuses on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount is a unique drug development company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 40 start-up companies over the past fifteen years.  Since its inception, Paramount and its affiliated companies have been involved in the clinical development of more than sixty drug candidates — several of which have reached the market — and have over forty compounds in clinical development today.  Paramount has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Paramount, Valeritas and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Paramount’s and BioValve’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the medical device business, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers of drug delivery technologies and pharmaceuticals; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2005.  The information set forth herein should be read in light of such risks.  Neither

Paramount nor Valeritas assumes any obligation to update the information contained in this press release.

Additional information concerning the transaction involving BioValve, Valeritas and Paramount is included in the Current Report on Form 8-K filed on August 28, 2006 by Paramount with the Securities and Exchange Commission (the “SEC”).  A stockholder meeting will be announced soon to obtain Paramount stockholder approval for the transactions. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, New York  10019.

Paramount, Valeritas and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Valeritas and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.